UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2009

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item. 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
     On October 26, 2009, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal year 2010 second quarter and six months ended June 27, 2009.
     The press release is attached as Exhibit 99.1 to this Form 8-K.
Item. 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the 2008 annual meeting, the Company’s shareholders approved an amendment to the Company’s Code of Regulations to allow the board of directors to amend certain provisions of the Code of Regulations without shareholder approval.
     On October 26, 2009, the board of directors amended the following provisions of the Code of Regulations:
     Article I – Meetings of Shareholders
Section 2. Special Meetings was amended to provide that the Chief Executive Officer may also call a special meeting rather than the President.
Section 4. Notice of Meetings was amended to provide for alternative methods of notice delivery.
Section 5. Quorum was amended to provide that a resolution adopted to adjourn a meeting fix a date and place for such adjourned meeting.
Section 6. Proxies was amended to provide for alternative methods for delivery of proxies.
     Article II – Board of Directors
Section 6. Special Meetings was amended to provide that, in addition to any two other directors, the Chief Executive Officer or the Chairman of the Board rather than the President may call a special meeting; to delete the reference to Assistant Secretary; and to provide for alternative methods of notice delivery.
Section 7. Quorum (re-titled Quorum and Action) was amended to provide that the act of a majority of the directors present at a meeting at which a quorum is present is the act of the board.
Section 8. Fees (re-titled Compensation) was amended to provide that the board of directors may delegate authority to establish director compensation to a committee of the board.
     Article III – Executive and Other Committees
Section 1. How Constituted and the Powers Thereof was amended to delete the reference to affixing the corporate seal to papers that may require it.
Section 3. Meetings was amended to provide for alternative methods of notice delivery.
Section 7. Other Committees was amended to eliminate the provision that other standing or special committees consist of not less than three directors.

     Article IV – Offices and Officers
Section 1. Officers – Number (re-titled Officers) was amended to also provide for the election of a Chief Executive Officer and a Chief Financial Officer; to delete specific references to Vice President, Controller, Assistant Secretaries and Assistant Treasurers (all of which have been amended as described below); and to provide signatory limitations.
Section 2. Election and Term of Office was amended to change the timing of elections from annually to such time as the board may determine.
     Article V – Duties of Officers
Section 2. President (re-titled Chief Executive Officer) was amended to assign these responsibilities to the Chief Executive Officer rather than the President.
Section 3. Vice Presidents (re-titled President) was amended to assign these responsibilities to the President, under the direction of the Chief Executive Officer, rather than a Vice President.
A new Section 4. entitled Chief Operating Officer was added.
A new Section 5. entitled Chief Financial Officer was added.
Section 4. Secretary was amended to provide that, in addition to the board, the Chief Executive Officer rather than the President may prescribe the duties of this office.
Section 5. Assistant Secretaries (re-titled Assistant Secretary) was amended to provide that, in addition to the board, the Chief Executive Officer rather than the President may prescribe the duties of this office.
Section 6. Treasurer was amended to provide that, in addition to the board, the Chief Executive Officer rather than the President may prescribe the duties of this office.
Section 7. Assistant Treasurers (re-titled Assistant Treasurer) was amended to provide that, in addition to the board, the Chief Executive Officer rather than the President may prescribe the duties of this office.
Section 8. Controller was deleted.
     Article VII – Interdealing was deleted.
     Article VIII – Checks, Drafts, Etc. was deleted.
     Article IX – Certificates for Shares
Section 4. Addresses for Shareholders was amended to delete the reference that, as a default, notice may be addressed to a shareholder at the office of the company.
     Article X – Seal was deleted.
     In addition to the amendments described above, the Code of Regulations was also amended to make certain other non-substantive changes and related formatting changes.
     The amendments are effective as of October 26, 2009.

     The preceding description of the amendments is qualified in its entirety by reference to the full text of the Company’s Code of Regulations, as amended, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Code of Regulations, as amended

99.1	Transcat, Inc. Press Release dated October 26, 2009
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: October 29, 2009	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer